                                                                  EXHIBIT 10.1


SECOND ADDENDUM attached to and made a part of that certain Lease dated September 10, 1991, between FIRST INDUSTRIAL MORTGAGE PARTNERSHIP, L.P., successor in interest to WS Development Company, as Landlord, and SOMANETICS CORPORATION, as Tenant, covering premises at 1653 E. Maple Road, Troy, Michigan.

NOTWITHSTANDING anything to the contrary contained in the Lease, Agreement, Addendum to Lease, Termination of Agreement, and Extension of Lease to which this Second Addendum is attached to and made a part thereof, the Landlord and Tenant agree as follows:

1. The Term of the Lease shall be extended two (2) years commencing January 1, 1998 and terminating December 31, 1999.

2. The minimum net rental for the extended two (2) year Term shall be Three Hundred Fifty-Two Thousand Eight Hundred Ninety-Seven and 78/100 Dollars ($352,897.78) payable monthly in advance at the rate of Fourteen Thousand Seven Hundred Four and 07/100 Dollars ($14,704.07).

3.  Option to Extend Term:
    a) Grant of Option: Tenant shall have the right and option to extend the Term of this Lease for one (1) period of (1) year (hereinafter from time to time referred to as the "Extension Period"), at the rental rate and upon the other terms and conditions set forth herein. Tenant shall not be entitled to so extend the Term of the Lease if then in default or if during the year immediately preceding the date for exercise of the option in questions, Tenant shall have been in default under this Lease for any prior consecutive period of two (2) months, or any non-consecutive period totaling four (4) months.

    b) Exercise of Option: The option to extend the Term granted herein shall be exercised by written notice to Landlord given not less than one hundred eighty (180) days prior to December 31, 1999.


    c) Minimum Net Rental: Tenant's possession of the Premises during the Extension Period shall be under and subject to all the terms, covenants and conditions set forth in the Lease, including the payment of the minimum net rent at the rate of One Hundred Seventy-Six Thousand Five Hundred Forty-Eight and 89/100 Dollars ($176,448.89) per year payable in monthly installments in advance of Fourteen Thousand Seven Hundred Four and 07/100 Dollars ($14,704.07).

    d) Option Personal to Tenant: The option to extend Term of this Lease granted in this Second Addendum is personal to Tenant and may not be assigned in whole or in part in any manner whatsoever and can only be exercised if Tenant is occupying and utilizing the Premises for the uses set forth in Section 7 of this Lease.

4.  Subordination; Notices to Superior Lessors and Mortgagees; Attornment:

    4.1 Subordination of Lease. This Lease, and all rights of Tenant hereunder, are subject and subordinate to all ground leases of the Premises now or hereafter existing and to all mortgages or trust deeds (all of which are hereafter referred to collectively as "Mortgages"), that may now or hereafter affect or encumber all or any portion of the Premises. This subordination shall apply to each and every advance made, or to be made, under such Mortgages; to all renewals, modifications, replacements and extensions of such Mortgages; and to "spreaders" and consolidations of such Mortgages. This
Section 4.1 shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall from time to time promptly execute, acknowledge and deliver any instrument that Landlord may from time to time reasonably require in order to evidence or confirm such subordination.


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     Tenant acknowledges that this Lease has been (and, in the future, may be)
     assigned by Landlord to a Superior Mortgagee, (defined below) as additional collateral security for the loans secured by the Superior Mortgagee (defined below) held by such Superior Mortgagee. Any ground lease to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Lease," and the lessor of a Superior Lease is hereinafter referred to as a "Superior Lessor; and the Lessee thereunder, a "Superior Lessee"; and any Mortgage to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage," and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee." Notwithstanding the foregoing, at Landlord's election, this Lease may be made senior to the lien of any Superior Mortgage, if and only if the Superior Mortgagee, thereunder so requests.

     4.2 Notice in the Event of Default. If any act or omission of Landlord or Agent would give Tenant the right to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given, by registered or certified mail, return receipt requested, written notice of such act or omission to Landlord and to each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a thirty (30)-day period for remedying such act or omission shall have elapsed following the giving of such notice; provided, however, that said thirty (30)-day cure period shall be automatically extended in the event that the act or omission cannot, by its nature, be cured within thirty (30) days and one or more of Landlord, the Superior Mortgagee or the Superior Lessor is diligently proceeding to cure said default. See Exhibit A as integral part of this "Second Addendum."

     4.3 Successor Landlord. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord hereunder, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize each Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to further evidence such attornment. Tenant hereby acknowledges that in the event of such succession, then from and after the date on which the Successor Landlord acquires Landlord's rights and interest under this Lease (the "Succession Date"), the rights and remedies available to Tenant under this Lease against Successor Landlord shall be limited to the equity interest of the Successor Landlord in the Premises; and the Successor Landlord shall not
     (a) be liable for any act, omission or default of Landlord or other prior lessor under this Lease; (b) be required to make or complete any tenant improvements or capital improvements, or to repair, restore, rebuild or replace the Premises or any part thereof in the event of damage, casualty or condemnation; or (c) be required to pay any amounts to Tenant that are due and payable, under the express terms of this Lease, prior to the Succession Date. Additionally, from and after the Succession Date, Tenant's obligation to pay Rent shall not be subject to any abatement, deduction, set-off or counterclaim against the Successor Landlord that arises as a result of, or due to, a default of Landlord or any other lessor that occurs prior to the Succession Date in (a) (b) and (c) above. Moreover, no Successor Landlord shall be bound by any advance payments of Rent made prior to the calendar month in which the Succession Date occurs, nor by any security deposit that is not actually delivered to, and received by, the Successor Landlord.

5.   Notices.

     Any notice required to be given by either party pursuant to this Lease, shall be in writing and shall be deemed to have been properly given, rendered or made only if personally delivered, if sent by Federal Express or other comparable overnight delivery service, or if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at the addresses set forth below (or to such other address as Landlord or Tenant may designate to each other from time to time by written notice), and shall be deemed to have been given, rendered or made on the day so delivered or three (3) business days after having been mailed:

If to Landlord:         First Industrial, L.P.
                        150 North Wacker Drive, Suite 150
                        Chicago, Illinois  60606
                        Attn:  Michael W. Brennan

With a copy to:         Barack, Ferrazzano, Kirschbaum & Perlman
                        333 West Wacker Drive
                        Suite 2700
                        Chicago, Illinois  60606
                        Attn:  Howard Nagelberg and Suzanne Bessette-Smith

If to Tenant:           ____________________________________________________

                        ____________________________________________________

                        ____________________________________________________

                        ____________________________________________________

6. Landlord, at its sole cost and expense, will undertake the following work in the Premises upon execution of this Second Addendum by the Landlord and
    Tenant:

    a) Construct offices as shown on the attached Exhibit 1 (Smith & Schurman Associates, Inc. drawing dated April 8, 1997) using building standard materials. Consistent with tenant finish.

    b) Remove and replace carpet and base in high traffic areas and enclosed offices with building standard carpet and base in colors selected by Tenant.

    c)  Repair roof leaks.

All other terms and conditions of said Lease, Agreement, Addendum to Lease, Termination of Agreement and Extension of Lease to remain in full force and effect unless in conflict with the terms and conditions of this Second Addendum in which event the terms and conditions of this Second Addendum shall prevail and control.

6(a), (b) and (c) to be completed by May 31, 1997.

                                LANDLORD:
                                FIRST INDUSTRIAL MORTGAGE
                                PARTNERSHIP, L.P., a Delaware Limited
                                Partnership, successor in interest to WS
                                Development Company
                                By: First Industrial Mortgage Corporation, a Maryland Corporation
                                Its:  General Partner



                                By:   /s/ David P. Draft
                                     --------------------------
                                      David P. Draft
                                Its:  Signing Officer

                                TENANT:

                                SOMANETICS CORPORATION, a Michigan
                                Corporation


                                By:    /s/ Raymond W. Gunn
                                     --------------------------

                                Its:   EVP & CFO
                                     --------------------------



Dated:  April 14, 1997
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                                   EXHIBIT 1





                             SOMANETICS CORPORATION

                              SCHEMATIC FLOOR PLAN
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                                                                      EXHIBIT A


In the event of foreclosure of the Mortgage or conveyance in lieu of foreclosure, which foreclosure or conveyance occurs prior to the expiration date of the lease now provided thereunder, and so long as Tenant is not in default under any terms, covenants and conditions of the Lease beyond any applicable grace period, Mortgagee agrees on behalf of itself, its successors and assigns, and on behalf of any purchaser at such foreclosure ("Purchaser") that Tenant shall not be disturbed in the quiet, peaceful possession of the premises demised under the Lease.





                                                Somanetics Corporation


                                                By: /s/ Raymond W. Gunn
                                                    -------------------------
                                                     Raymond W. Gunn

                                                Its:  EVP & CFO
                                                     ------------------------